UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2026

DYNATRONICS CORP.
(Exact name of registrant as specified in its charter)

Utah	000-12697	87-0398434
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1200 Trapp Rd.
 Eagan, Minnesota, United States 55121
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (801) 568-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14(d)-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common stock, no par value	DYNT	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03 Bankruptcy or Receivership.

On January 9, 2026, after considering all strategic alternatives, Dynatronics Corporation (the "Company"), and its wholly-owned subsidiaries, Hausmann Enterprises, LLC, Bird & Cronin, LLC, and Dynatronics Distribution Company, LLC (collectively, the "Debtors"), each ceased operations and filed a voluntary petition for relief (collectively, the "Bankruptcy Filings") under Chapter 7 of Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq. in the United States Bankruptcy Court (the "Bankruptcy Court") for the District of Minnesota (collectively, the "Bankruptcy Cases").

As a result of the Bankruptcy Filings, a Chapter 7 trustee will be appointed by the Bankruptcy Court in each of the Bankruptcy Cases and will administer the respective Debtor's bankruptcy estate, including liquidating the assets of each respective Debtor in accordance with the Bankruptcy Code. With respect to each Bankruptcy Case, once a Chapter 7 trustee is appointed, an initial hearing for creditors will be scheduled, and a Notice of Bankruptcy Case Filing for such Bankruptcy Case will be sent to known creditors.

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or Obligation under an Off-Balance Sheet Arrangement.

The Bankruptcy Filings triggered events of default under certain of the Debtors' contracts, agreements or debt instruments, which may result in the termination of, or an acceleration of the Debtors' obligations under, such contracts, agreements or debt instruments. Without limiting the foregoing, the Bankruptcy Filings:

(i) Trigger one or more events of default under the Company's Loan and Security Agreement dated as of August 1, 2023 with Gibraltar Business Capital, LLC. An event of default under the Loan and Security Agreement entitles Gibraltar Business Capital, LLC to enforce the rights and pursue the remedies described in the Loan and Security Agreement, including acceleration of the outstanding indebtedness under the Loan and Security Agreement; and

(ii) Trigger redemption rights under the (A) Designation of Preferences, Rights and Limitations of the Series A 8% Convertible Preferred Stock of the Company contained in the Company's Amended and Restated Articles of Incorporation, and (B) Certificate of Designations, Preferences and Rights of the Series B Convertible Preferred Stock of the Company.

Such events of default and redemption rights, however, may be stayed pursuant to 11 U.S.C. § 362.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Bankruptcy Filings, the appointed Chapter 7 trustee(s) will assume control over the assets and liabilities of the Debtors, effectively eliminating the authority and powers of the Board of Directors of the Company and its executive officers to act on behalf of the Company and the other Debtors. Accordingly, effective as of the appointment of the Chapter 7 trustee(s), Brian Baker, Andrew Hulett, R. Scott Ward, Erin S. Enright, and David B. Holtz resigned from their positions as directors of the Company. The resignations are not the result of any disagreement with the Company regarding the Company's operations, policies, or practices. The executive officers of the Company, including the Company's CEO, Brian Baker, ceased to be officers and employees of the Company and each other Debtor, as applicable, effective as of the appointment of the Chapter 7 trustee(s).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 9, 2026	DYNATRONICS CORPORATION

	By:	/s/ Brian Baker
	Name:	Brian Baker
	Title:	Authorized Signatory